AMENDMENT NO. 1
                                       to
                              EMPLOYMENT AGREEMENT



         This Amendment No. 1 to Employment Agreement ("Amendment No. 1") is made as of December ____, 1998 between ABC Dispensing Technologies, Inc., a Florida corporation (the "Company") and Charles M. Stimac, Jr. (the "Employee").

         WHEREAS, the Company and the Employee have entered into an Employment Agreement dated as of March 1, 1997 (the "Original Agreement" and as amended hereby the "Employment Agreement"); and

         WHEREAS, the Board of Directors of the Company have deemed it appropriate to amend the Original Agreement to provide better tailored incentives for the Employee,

         NOW, THEREFORE, the Company and the Employee, for good and valuable consideration the receipt of which is hereby acknowledged, agree as follows:

         1. All terms of the Original Agreement not expressly modified or amended herein shall remain in full force and effect.

         2. Employee shall receive additional compensation (the "Capital Bonus") in an amount equal to 2% of the gross proceeds of the sale by the Company of its capital stock or warrants to purchase same between August 1, 1998 and June 30, 1999 if the aggregate of such proceeds exceeds $1,000,000; provided that
                  (i) proceeds received by the Company as a result of the conversion or exercise of a derivative security whether outstanding on the date hereof or issued hereafter shall not be considered as proceeds eligible for inclusion in the computation of the Capital Bonus, (ii) to the extent such gross proceeds exceed in the aggregate $3,000,000, the Capital Bonus shall be 3% of the gross proceeds (for example, if the Company raised $750,000, $1,500,000 or $3,400,000, the Capital
                  Bonus would be $0, $30,000 or $102,000, respectively), (iii) proceeds of the sale of securities for which the Company pays a commission to a person other than Employee shall not be eligible for inclusion in the computation of the Capital Bonus, (iv) proceeds received by the Company in a form other than cash or other immediately available funds shall not be eligible for inclusion in the computation of the Capital Bonus and (v) for purposes of this provision, capital stock shall be deemed to include preferred stock and common stock. The Capital Bonus shall be paid to the Employee at the end of each fiscal quarter of the Company based upon the proceeds of the sale of the capital stock (or warrants to purchase same) received during such fiscal quarter. In the event the Employment Agreement is terminated for any reason other than by the Company without cause (as specified in Section 5(b) of the Original Agreement), the

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                  Employee's right to the Capital Bonus shall cease as of the end of the fiscal quarter during which such termination occurred. If the Employment Agreement is terminated by the Company without cause (as specified in Section 5(b) of the Original Agreement), the Employee shall continue to be entitled to the Capital Bonus through June 30, 1999.

         3. Reference is made to the warrants to purchase 300,000 shares of common stock granted to Employee by the Board of Directors on July 15, 1996, which included 100,000 warrants vesting upon the earlier to occur of the expiration of ten (10) years from the date of grant or such date that the price per share of the Company's common stock has traded at a price of $5.00 or better for ninety (90) consecutive days (the "$5 Warrants") and 100,000 warrants vesting upon the earlier to occur of the expiration of 10 years from the date of grant or the date the price per share of the Company's common stock has traded at a price of $10.00 or better for ninety (90) consecutive days (the "$10 Warrants"). Effective immediately, the $5 Warrants are hereby amended to vest upon the earlier to occur of July 15, 2006 or such date the price per share of the Company's common stock has traded at a price of $3.00 or better for ninety (90) consecutive days and the $10 Warrants are hereby amended to vest upon the earlier to occur on July 15, 2006 or the date the price per share of the Company's common stock has traded at a price of $4.00 or better for ninety (90) consecutive days. For purposes of this section, the Company's common stock shall be deemed to trade for a particular day at the closing price per share for such day as reported by the NASDAQ or similar reporting service, or if no such closing price is available, the average of the bid and asked for such day. The per share prices described above shall be adjusted appropriately for stock splits and dividends.

         4. In addition to the other compensation provided for elsewhere in this Employment Agreement, in the event of a Change of Control (as defined below) followed by the termination of the Employee's employment by the Company without cause (other than due to disability or death), or a constructive termination without cause, the Employee shall receive (within thirty (30) days of the date of such termination) a lump sum payment of twice the base salary and incentive compensation bonus (exclusive of any Capital Bonus) received by the Employee during or with respect to the last completed fiscal year of the Company. For purposes of this Agreement, a "Change of Control" shall occur if (i) any person or group of persons (within the meaning of Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended) shall acquire (other than directly from the Company) beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Company,
                  (ii) during any period of twelve (12) consecutive calendar months, individuals who were directors of the Company on the first day of such period (or who were appointed or nominated for election as directors of the Company by at least a majority of the individuals who were directors on the first day of such

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                  period or who were so elected or appointed other than in
                  connection with an actual or threatened proxy contest) (the "Incumbent Board") shall cease to constitute a majority of the Board of Directors of the Company, or (iii) there is consummation of a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company's assets (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the stockholders of the Company receive 50% or more of the stock of the company resulting from the Business Combination, at least a majority of the Board of Directors of the resulting company were members of the Incumbent Board and after which no person owns 20% or more of the stock of the resulting corporation, which did not own such stock immediately before the Business Combination. For purposes of this section, the term "constructive termination without cause" shall mean the termination by the Employee of his employment at his initiative following the occurrence of any of the following events without his consent (i) a reduction in the Employee's then current Base Salary, bonus formula, or a material reduction of any employee benefit or prerequisite enjoyed by him (other than as part of an across-the- board reduction applicable to all executive officers of the Company); (ii) the failure to elect or re-elect the Employee to the Board of Directors or the removal of him from such position; (iii) a material diminution in the Employee's duties or the assignment to the Employee of duties that are materially inconsistent with his duties or which materially impair the Employee's ability to function as Chief Executive Officer and President of the Company; (iv) the relocation of the Company's principal office, or the Employee's own office location, as assigned to him by the Company to a location more than 50 miles from Akron, Ohio; or (v) the failure of the Company to obtain the assumption in writing of its obligation to perform the Employment Agreement by any successor to all or substantially all of the assets of the Company within fifteen (15) calendar days after a merger, consolidation, sale or similar transition.

         5. Except as otherwise expressly provided in this Amendment No. 1, nothing herein shall be deemed to amend or modify any provision of the Original Agreement which shall remain in full force and effect. This Amendment No. 1 is not intended to be, nor shall it be construed to create a novation.

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         6.       This Amendment No. 1 shall not become effective under
                  counterparts hereof shall have been executed and delivered by each party hereto.

         IN WITNESS WHEREOF, the Company and the Employee have caused this Amendment No. 1 to be executed, as of the day and year first above written.

                                            ABC DISPENSING TECHNOLOGIES, INC.


                                            By:_______________________________
                                            Name:
                                            Title:


                                            EMPLOYEE


                                            __________________________________
                                            Name:  Charles M. Stimac, Jr.


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